EXHIBIT 99.1

Dell's International and Enterprise Business Drives First Quarter Revenue Growth; Company Outlines Long-Term Growth Strategy; Dell to End Year with Broadest and Highest Quality Product Line in History

     ROUND ROCK, Texas--(BUSINESS WIRE)--May 18, 2006--Dell's (NASDAQ:DELL) expansion of business outside the United States and its sales of servers, storage and enhanced services drove revenue of $14.2 billion and earnings of 33 cents per share in the fiscal first-quarter 2007.
     Enhanced services revenue grew 28 percent year-over-year in the first quarter. Storage revenues increased 12 percent year-over-year. Shipments of Dell products were led by a 36 percent year-over-year increase in mobility units. Revenue outside the United States grew 12 percent and was 44 percent of Dell's overall revenue.
     Dell had operating income of $949 million, or 6.7 percent of revenue, in the quarter, which reflected investments in customer experience as well as pricing decisions the company believes will drive future growth. Cash flow from operations was $1.0 billion for the quarter and Dell ended the quarter with $11.1 billion in cash and investments. During the quarter, Dell spent $1.7 billion to repurchase 58 million shares of common stock.


                                                   First Quarter
(in millions, except share data)            FY'07(1)    FY'06   Change
Revenue                                     $14,216   $13,386      6%
Operating Income                               $949    $1,174    (19%)
Net Income                                     $762      $934    (18%)
EPS                                           $0.33     $0.37    (11%)

(1) Results for the three months ended May 5, 2006 include stock-based compensation expense of $77 million net of tax, or $0.03 per share, due to the implementation of Statement of Financial Accounting Standard No. 123 (revised 2004) Share-Based Payments, ("SFAS 123(R)"). Dell implemented SFAS 123(R) using the modified prospective method. Accordingly, net income prior to fiscal 2007 includes only compensation expense related to restricted stock awards, but does not include stock-based compensation expense for employee stock options or the purchase discount under Dell's employee stock purchase plan.


     "The competitive environment has been more intense than we had planned for or understood," said Kevin Rollins, Dell's chief executive officer. "Over the last year, we tried to achieve both growth and increased levels of profitability, which allowed our competitors to improve their relatively low levels of profitability and accelerate their growth. We have now taken action to reignite our growth and reassert the unique value of our Direct Model. We are re-establishing our price position, investing in customer sales, service and support, building our product and technology leadership and improving our cost structure and productivity. All of these actions will enable Dell to optimize the significant potential we have for global growth at a time when we expect our industry to undergo significant change and consolidation."
     Mr. Rollins said Dell is addressing the changes by reinvigorating its direct business model to provide greater value and service for customers. Specifically, Dell is focusing on three areas:

     Customer Service:

     -- The company is investing more than $100 million to regain its leadership position in customer experience.

     -- More than 2,000 new sales and support personnel have been hired in the U.S.; call centers have been added or expanded in Ottawa, Oklahoma City, Manila and Nashville.

     -- By the end of the fiscal year, Dell will have opened 14 new manufacturing, call center and design and development facilities over a two-year period.

     Product Leadership:

     -- Dell will end the year with the broadest and highest quality product line in its history, including a new generation of servers, and new storage products, desktop and notebook computers, and printers.

     -- In the enterprise, we will launch new ninth generation servers featuring Intel's Woodcrest microprocessors. Dell will also introduce new AMD Opteron processors in our multi-processor servers by the end of the year offering a great new technology to our customers at the high-end of our server line.

     -- On the client side, our focus on the XPS brand and acquisition of Alienware signals a renewed vigor around product design and quality for desktops and notebooks. In mobility, we will enhance our line this fall with Intel's new energy-efficient Merom processor. And, we will have Intel's Conroe in our desktops and workstations later this year.

     Productivity and Cost Improvements:

     -- Dell is accelerating plans to drive $3 billion of cost improvement in the year including structural material, component and transformational costs as well as improved warranty costs.

     "We are confident in our ability to continue growing globally, particularly when we remember that 95 percent of the world's population lives outside the U.S. and we have less share of market outside the U.S. than some of our competitors," Mr. Rollins said. "The growth associated with these initiatives will not be accomplished in just one or two quarters. We are positioning the company for the next three to five years and beyond."
     Dell is making key investments in its top countries, including China, India, Germany, Brazil and the U.S., to ensure that it can design, manufacture and provide service close to its customers for the long-term.
     Dell ended its practice of providing specific quarterly guidance for revenue and earnings per share and said it would focus forward-looking statements on long-term specific company and industry factors influencing performance. Dell does expect financial results for the second fiscal quarter of fiscal 2007 to be similar to its first quarter results.

     Product Highlights

     Mobility revenue was up 12 percent on 36 percent unit growth year-over-year. Enhanced services revenue grew 28 percent year-over-year to $1.4 billion. Revenues for storage increased 12 percent year-over-year, while server shipments increased 8 percent. Revenue for imaging products increased 10 percent year-over-year on 54 percent growth of consumables, such as ink and toner cartridges and paper. More than half of Dell's imaging revenue now comes from purchases of consumables. During the second quarter, Dell will introduce a new generation of business color, mono and multi-function laser printers.

     Regional Highlights

     Sales outside the U.S. were 44 percent of the company's overall revenue for the first quarter, up 12 percent year-over-year.
     Asia Pacific and Japan (APJ) increased revenue in the quarter by 17 percent and units by 30 percent year-over-year or roughly twice the growth of the industry. In China, revenue grew 29 percent year-on-year with continued strong profitability. In other emerging businesses, revenue increased by 54 percent year-over-year in Korea and 40 percent in India.
     Shipments increased 18 percent year-over-year in Europe, Middle East and Africa (EMEA). Revenue for enterprise products -- which includes servers, storage, services and associated software and peripherals -- increased 9 percent in the quarter year-over-year.
     Americas International -- all of the Americas excluding the U.S. -- had revenue growth of 26 percent year-over-year with 74 percent growth in Brazil. The U.S. maintained its number one position with 32 percent market share. Dell was recently selected the top equipment brand in a survey of information technology executives in the United States by ACNielsen who cited Dell's value and outstanding customer service.

     About Dell

     Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell sells more systems globally than any computer company, placing it No. 25 on the Fortune 500. Company revenue for the past four quarters was $56.7 billion. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

     Special Note

     Statements in this press release that relate to future results and events (including statements about Dell's anticipated financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the ability to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.

     Consolidated statements of income, financial position and cash flows follow.

     Dell is a trademark of Dell Inc.

     Dell disclaims any proprietary interest in the marks and names of others.


                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                              Highlights
      (in millions, except per share data or as otherwise noted)
                             (unaudited)


                        Three Months Ended
                 -------------------------------
                                                    % Growth Rates
                  May 5,  February 3,  April 29, ---------------------
                 2006 (1)    2006        2005    Sequential Yr. to Yr.
                 -------- ----------- ---------- ---------- ----------

Net revenue      $14,216     $15,183    $13,386        (6%)         6%
Cost of revenue   11,744      12,474     10,895        (6%)         8%
                 -------- ----------- ----------
  Gross margin     2,472       2,709      2,491        (9%)       (1%)
Selling, general
 and
 administrative    1,394       1,338      1,207          4%        15%
Research,
 development and
 engineering         129         125        110          3%        18%
                 -------- ----------- ----------
  Total
   operating
   expenses        1,523       1,463      1,317          4%        16%
                 -------- ----------- ----------
  Operating
   income            949       1,246      1,174       (24%)      (19%)
Investment and
 other income,
 net                  50          57         59       (12%)      (15%)
                 -------- ----------- ----------
Income before
 income taxes        999       1,303      1,233       (23%)      (19%)
Income tax
 provision           237         291        299       (18%)      (21%)
                 -------- ----------- ----------
  Net income        $762      $1,012       $934       (25%)      (18%)
                 ======== =========== ==========

Earnings per
 common share:
  Basic            $0.33       $0.43      $0.38       (23%)      (13%)
                 ======== =========== ==========
  Diluted          $0.33       $0.43      $0.37       (23%)      (11%)
                 ======== =========== ==========

Weighted average
 shares
 outstanding:
  Basic            2,297       2,350      2,456
  Diluted          2,318       2,375      2,515

Percentage of
 Total Net
 Revenue:
---------
Gross margin        17.4%       17.8%      18.6%
Selling, general
 and
 administrative      9.8%        8.8%       9.0%
Research,
 development and
 engineering         0.9%        0.8%       0.8%
Operating
 expenses           10.7%        9.6%       9.8%
Operating income     6.7%        8.2%       8.8%
Income before
 income taxes        7.0%        8.6%       9.2%
Net income           5.4%        6.7%       7.0%
Income tax rate     23.8%       22.3%      24.2%

Net Revenue by
 Geographic
 Region (in
 billions):
-----------
Americas            $8.9        $9.8       $8.5        (8%)         4%
Europe               3.4         3.7        3.2        (9%)         6%
Asia Pacific -
 Japan               1.9         1.7        1.7         11%        17%

Percentage of
 Total Net
 Revenue:
---------
Americas              63%         64%        64%
Europe                24%         24%        24%
Asia Pacific -
 Japan                13%         12%        12%

Net Revenue by
 Product
 Category (in
 billions):
-----------
Desktop PCs         $5.1        $5.6       $5.3        (9%)       (3%)
Mobility             3.7         3.8        3.3        (4%)        12%
Servers and
 Networking          1.3         1.4        1.3        (7%)         3%
Storage              0.5         0.6        0.4       (16%)        12%
Enhanced
 Services            1.4         1.4        1.1          2%        28%
Software and
 Peripherals         2.2         2.4        2.0        (6%)        11%

Percentage of
 Total Net
 Revenue:
---------
Desktop PCs           36%         37%        40%
Mobility              26%         25%        24%
Servers and
 Networking            9%         10%        10%
Storage                3%          4%         3%
Enhanced
 Services             10%          9%         8%
Software and
 Peripherals          16%         15%        15%


Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.

(1) Results for the three months ended May 5, 2006 include stock-based compensation expense of $77 million, net of tax or $0.03 per share, due to the implementation of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments, ("SFAS 123(R)"). Dell implemented SFAS 123(R) using the modified prospective method. Accordingly, net income prior to fiscal 2007 includes only compensation expense related to restricted stock awards, but does not include stock-based compensation expense for employee stock options or the purchase discount under Dell's employee stock purchase plan.


                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)


                                     May 5,    February 3,  April 29,
                                      2006        2006        2005
                                   ---------- ------------ -----------
Assets:
-------
Current assets:
 Cash and cash equivalents            $6,877       $7,042      $5,874
 Short-term investments                1,579        2,016       3,967
 Accounts receivable, net              4,332        4,089       3,741
 Financing receivables, net (2)        1,451        1,363         710
 Inventories, net                        636          576         483
 Other                                 2,522        2,620       2,277
                                   ---------- ------------ -----------
       Total current assets           17,397       17,706      17,052
Property, plant and equipment,
 net                                   2,074        2,005       1,741
Investments                            2,690        2,691       3,533
Long-term financing receivables,
 net (2)                                 256          325         196
Other non-current assets                 454          382         165
                                   ---------- ------------ -----------
       Total assets                  $22,871      $23,109     $22,687
                                   ========== ============ ===========


Liabilities and Stockholders'
 Equity:
--------
Current liabilities:
 Accounts payable                    $10,069       $9,840      $9,057
 Accrued and other                     6,251        6,087       5,332
                                   ---------- ------------ -----------
       Total current liabilities      16,320       15,927      14,389
Long-term debt                           503          504         504
Other non-current liabilities          2,674        2,549       2,170
                                   ---------- ------------ -----------
       Total liabilities              19,497       18,980      17,063
Stockholders' equity                   3,374        4,129       5,624
                                   ---------- ------------ -----------
Total liabilities and
 stockholders' equity                $22,871      $23,109     $22,687
                                   ========== ============ ===========

Ratios:
-------
Days supply in inventory                   5            4           4
Days of sales outstanding (1) (2)         30           29          28
Days in accounts payable                  77           77          75
                                   ---------- ------------ -----------
Cash conversion cycle                    (42)         (44)        (43)

Other Information:
------------------
Headcount (approximate)               69,700       65,200      57,600
Average total revenue/unit
 (approximate)                        $1,430       $1,490      $1,520


Note:  Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding include the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At May 5, 2006, February 3, 2006, and April 29, 2005, days of sales in accounts receivable and days of customer shipment not yet recognized were 27 and 3 days, 26 and 3 days, and 25 and 3 days, respectively.

(2) Financing receivables, net have been separately classified on the balance sheet as of May 5, 2006 and February 3, 2006. The April 29, 2005 balance sheet has been reclassified to conform to the current presentation and days of sales outstanding have been recalculated to reflect the reclassification of certain items previously included in accounts receivable to financing receivables.


                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)


                                                    Three Months Ended
                                                    ------------------
                                                          May 5,
                                                           2006
                                                    ------------------
Cash flows from operating activities:
 Net income                                                      $762
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                  106
   Stock-based compensation expense                               112
   Tax benefits from stock-based compensation                       3
   Effects of exchange rate changes on monetary
    assets and liabilities denominated in foreign
    currencies                                                    (64)
  Other                                                            48
 Changes in:
  Operating working capital                                      (113)
  Non-current assets and liabilities                              168
                                                    ------------------
   Net cash provided by operating activities                    1,022

Cash flows from investing activities:
 Investments:
  Purchases                                                    (3,087)
  Maturities and sales                                          3,548
 Capital expenditures                                            (184)
                                                    ------------------
   Net cash provided by investing activities                      277

Cash flows from financing activities:
 Purchases of common stock                                     (1,691)
 Issuance of common stock under employee plans                    138
 Excess tax benefits from stock-based compensation                 23
 Other                                                             (3)
                                                    ------------------
   Net cash used in financing activities                       (1,533)

Effect of exchange rate changes on cash and cash
 equivalents                                                       69
                                                    ------------------
Net decrease in cash and cash equivalents                        (165)

Cash and cash equivalents at beginning of period                7,042
                                                    ------------------
Cash and cash equivalents at end of period                     $6,877
                                                    ==================


Additional supplemental information is available on our website at http://www.dell.com/downloads/global/corporate/conferences/ q1fy07_earnings_pres.pdf (Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.)


     CONTACT: Dell Inc., Round Rock
              Media Contacts:
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              bob_pearson@dell.com
              or
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              jess_blackburn@dell.com
              or
              Investor Contacts:
              Lynn A. Tyson, 512-723-1130
              lynn_tyson@dell.com
              or
              Robert Williams, 512-728-7570
              robert_williams@dell.com